Exhibit 4.2



       DATED                        11 AUGUST 2003
       ----------------------------------------------------------------



       (1)      THE  ROYAL  BANK  OF  SCOTLAND   INVOICE   DISCOUNTING
                LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services Limited)

       (2)      NIAGARA LASALLE (UK) LIMITED

       (3)      NIAGARA CORPORATION










       ----------------------------------------------------------------

                           SIXTH AMENDMENT AGREEMENT
                 Relating to an invoice discounting agreement
                       Dated 23 August 1999 (as amended)
       ----------------------------------------------------------------



                               [GRAPHIC OMITTED]

                               1 Waterloo Street
                               Birmingham B2 5PG
                                   Ref: RHH
                               Draft 3: 05.08.03

                                           CONTENTS


1        INTERPRETATION.....................................................3
2        AMENDMENTS ........................................................4
3        CONFIRMATIONS......................................................4
4        REPRESENTATIONS....................................................5
5        ACKNOWLEDGEMENT....................................................5
4        MISCELLANEOUS......................................................5

Schedule

         AMENDMENTS TO THE INVOICE DISCOUNTING AGREEMENT....................6

THIS AMENDMENT AGREEMENT is made on the 11th day of August 2003

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services Limited), a company incorporated in England and Wales with Company Number 943038 whose registered office is at Smith House, PO Box 50, Elmwood Avenue, Feltham, Middlesex, TW13 7QH ("RBID");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower"); and

(3) NIAGARA CORPORATION, a Delaware Corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara").

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between RBID (in its former name of Lombard NatWest Discounting Limited ("LND")) and the Borrower (the "Discounting Agreement"), RBID agreed to make available to the Borrower certain invoice discounting facilities.

(B) The Discounting Agreement was amended by (i) a side letter dated 28 October 1999 between RBID (in its former name of LND) and the Borrower (the "First Side Letter"), (ii) a side letter dated 12 September 2001 addressed by The Royal Bank of Scotland Commercial Services Limited (acting as agent for RBID) to the Borrower which was accepted by the Borrower on 17 September 2001(the "Second Side Letter").

(C) The Discounting Agreement was further amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment Agreement").

(D) On 29 December 2000, LND changed its name to RBID and on 1 January 2001 entered into an agency agreement with The Royal Bank of Scotland Commercial Services Limited ("RBSCS") whereby RBSCS agreed to act as RBID's agent in relation to all administrative matters under, amongst other things, the Discounting Agreement, as amended.

(E) The Discounting Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment Agreement").

(F) The Discounting Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment Agreement").

(G) The Discounting Agreement was further amended with effect on and from 31 March 2002 pursuant to an Amendment Agreement dated 9 May 2002 (the "Fourth Amendment Agreement").

(H) The Discounting Agreement was further amended with effect on and from 23 August 2002 pursuant to an Amendment Agreement dated 1 November 2002 (the "Fifth Amendment Agreement").

(I) The Discounting Agreement was further amended by a side letter dated 13 May 2003 between RBID and the Borrower (the "Third Side Letter"). The First Side Letter, the Second Side Letter and the Third Side Letter are collectively referred to as the "Side Letters".

(I) The Side Letters, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Fourth Amendment Agreement and the Fifth Amendment Agreement are collectively referred to in this Amendment Agreement as the "Prior Amendment Agreements".

(J) The Borrower and RBID have subsequently agreed to certain further amendments to the Discounting Agreement as set out in this Amendment Agreement.

NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      Definitions

In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Discounting Agreement, save that any references to the "Discounting Agreement" in this Amendment Agreement shall mean such agreement as amended by the Prior Amendment Agreements.

1.2      Interpretation

Clause 1.3 of the Discounting Agreement, shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2        AMENDMENTS

As of and with effect from the date of this Amendment Agreement, the Discounting Agreement shall be further amended in accordance with the amendments set out in the Schedule to this Amendment Agreement.

3        CONFIRMATIONS

3.1 Save as expressly amended by the Prior Amendment Agreements and this Amendment Agreement, the Discounting Agreement shall remain in full force and effect.

3.2 Each of the parties hereto confirms that, notwithstanding the amendment of the Discounting Agreement, each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Discounting Agreement, and that, as and from the date of this Amendment Agreement, any and all references in each of the Discounting Documents to the Discounting Agreement will, where applicable, be construed as references to the Discounting Agreement as amended by the Prior Amendment Agreements and this Amendment Agreement.

3.3      This Amendment Agreement shall be a Discounting Document.

4        REPRESENTATIONS

The Borrower hereby represents and warrants to RBID that, save as expressly varied or amended by the Prior Amendment Agreements and this Amendment Agreement, each of the representations and warranties referred to in Clause
11.1 of the Discounting Agreement are correct on the date hereof.

5        ACKNOWLEDGEMENT

Niagara is entering into this Amendment Agreement for the purposes of acknowledging the variations to the Discounting Agreement as guarantor of the Borrower's obligations to RBID under the Discounting Agreement but not for any other purpose.

6        MISCELLANEOUS

6.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

6.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

6.3 The Borrower shall be responsible for, on an indemnity basis, RBID's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.

                                  SCHEDULE 1

                    Amendments to the Discounting Agreement


With effect on and from the date of this Amendment Agreement, the Discounting Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Discounting Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.


1        Clause 1.1. of the Discounting Agreement shall be further amended in the following manner:-

         1.1 The definition of "Global Deduction Percentage" shall be amended by the deletion of the figures and words "25% (twenty five per cent)" in the second line and the substitution therefore of the figures and words "20% (twenty per cent)"; and

         1.2 The definition of "Termination Date" shall be deleted in its entirety and replaced with the following:-

               "Termination Date" means 31 July 2005".

2. Clause 5.11.2 of the Discounting Agreement shall be further amended so that the last sentence of that clause after the formula and starting "therefore" .... shall be deleted in its entirety and replaced with the following words:-

         "therefore, the Global Deduction Percentage in respect of that ledger would increase to 21.11% (or 26.11%, in circumstances where the Global Deduction Percentage has been increased in accordance with clauses
         5.12 )".

3 Clause 5.12 shall be deleted in its entirety and replaced with a new clause 5.12 as follows:-

        "5.12 Increase in Global Deduction Percentage

         For any periods after 31 March 2003, in order for the Global Deduction Percentage to remain at 20% (twenty per cent), the Client must:-

         5.12.1 deliver monthly management accounts in accordance with clause
         12.1.3 of this Agreement which disclose a PBT figure for the relevant period of not less than 80% (eighty per cent) of the forecasted PBT figure for such period (as set out in the latest forecasts made available by the Client to RBID under the terms of this Agreement, tested monthly but on a cumulative basis); and

         5.12.2 operate the Invoice Discounting Facility in a manner otherwise reasonably satisfactory to RBID in all respects.

         If either of the requirements of clause 5.12.1 or clause 5.12.2 are not satisfied by the Client, the Global Deduction Percentage for all Receivables funded by RBID on the sales ledger denominated in Sterling shall increase to 25% (twenty five per cent) (forthwith, upon receipt of the relevant accounts in the case of clause 5.12.1 or, immediately after the expiry of the periods referred to in clauses 5.6.3 and 5.6.4 in the case of clause 5.12.2). The Initial Client and RBID agree that any increase in the Global Deduction Percentage under this clause 5.12 shall entitle the Initial Client to exercise its option under clause 5.6.5 of the Agreement. If, as a result of such increase, the Initial Client exercises its option to repurchase the Purchased Receivables under clause 5.6.5 then, notwithstanding the provisions of clause 7.4 or 7.2 of this Agreement, it is also agreed that the prepayment fee of 1.5% of the aggregate amount of the Funding Amount prepaid or Facility Limit cancelled referred to in clause 7.4 shall be payable if the option is exercised by the Client at any time on or before 23 August 2003.

4. Clause 7.1 of the Discounting Agreement shall be amended by the deletion in its entirety of the second sentence of that clause.

5 Clause 12.2.20 of the Discounting Agreement shall be further amended by the deletion of the following words at the beginning of the clause after the words "Available Headroom": -

         "and clause 12.2.20(C)" and the addition of the word "and" after the words "Clause 12.2.20 (B)"

         The Discounting Agreement shall be further amended by the deletion of clauses 12.2.20(A), 12.2.20(B) and clause 12.2.20(C) in their entirety and the replacement by the following new clauses 12.2.20(A) and 12.2.20(B):-

         "12.2.20(A) Reduction of Available Headroom: Subject to continued compliance by the Client with clause 12.2.20(B) below, RBID and the Initial Client hereby agree that the amount of the Available Headroom required under this Agreement shall at all times after 1/4/03 be (pound) nil.

         12.2.20(B) The level of Available Headroom referred to in clause
                    12.2.20(A) above shall be on the continuing condition that during the term of the NWB Agreement, the Revolving Facility Available Amount (as defined in the NWB Agreement) shall at all times remain at a minimum amount of (pound) 1,250,000."

SIGNED AND DELIVERED AS A DEED)
on the 11th  day of August 2003             )
by THE ROYAL BANK OF SCOTLAND               )
INVOICE DISCOUNTING LIMITED                 )
(by its agent The Royal Bank of Scotland    )
Commercial Services Limited) acting by      )         Jeremy Topliss
its duly appointed Attorney under a power   )   --------------------------------
granted on the 5th day of December 2002     )   (Attorney for and on behalf of
in the presence of:-                        )   The Royal Bank of Scotland
                                                Commercial Services Limited)

Witness Signature: R W Blundell
Witness Name: Robert William Blundell
Address 2 St Phillips Place
              Birmingham




SIGNED AND DELIVERED AS A DEED               )
on the 7th  day of August 2003               )
for and on behalf of NIAGARA LASALLE (UK)    )
LIMITED by                                   )


Tarlok Singh                      Director               /s/ Tarlok Singh
------------------------                                ------------------------
(Print Name)                                                 (Signature)



Michael Scharf                    Director/Secretary     /s/ Michael Scharf
------------------------                                ------------------------
(Print Name)                                                 (Signature)






SIGNED AND DELIVERED AS A DEED                   )
on the 7th day of August 2003                    )
for and on behalf of NIAGARA CORPORATION by      )


Marc J. Segalman                  Duly authorised     /s/ Marc J. Segalman
------------------------          official           ---------------------------
(Print Name)                                                 (Signature)